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                                                                    EXHIBIT 23.4

                               Covington & Burling
                         1201 Pennsylvania Avenue, N.W.
                             Washington, D.C. 20004


                                November 26, 2003

         We hereby consent to the reference to this firm under the heading "Legal Matters" in the Prospectus constituting a part of the Registration Statement on Form S-3 of JLG Industries, Inc. relating to up to $125,000,000 in aggregate offering price of Common Stock, Preferred Stock, Debt Securities and Warrants. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.



                                                       /s/ Covington & Burling

                                                       Covington & Burling